As filed with the Securities and Exchange Commission on April 27, 2000

                                        Registration No. 333-____

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                  FORM  S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
					                         Minolta - QMS, Inc.

            (Exact Name of Registrant as Specified in its Charter)

   DELAWARE                                           63-0737870
________________________________________________________________________________
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                       ONE MAGNUM PASS, MOBILE, ALABAMA              36618
________________________________________________________________________________
                   (Address of Principal Executive Offices)       (Zip Code)

                      QMS, INC. 1997 STOCK INCENTIVE PLAN
________________________________________________________________________________
                           (Full Title of the Plan)

                               Albert A. Butler
                              Minolta - QMS, Inc.
                    One Magnum Pass, Mobile, Alabama 36618
________________________________________________________________________________
                   (Name and Address of Agent for Service)


                                (334) 633-4300
________________________________________________________________________________
        (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:

                            Brooks P. Milling, Esq.
                            Hand Arendall, L.L.C.
                          3000 AmSouth Bank Building
                            Mobile, Alabama  36602






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                       CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

Title of                      Proposed       Proposed
Securities                    Maximum        Maximum             Amount of
to be           Amount        Offering Price Aggregate Offering  Registration
Registered     Registered(1)  Per Share(2)   Price (3)           Fee
               ______________________________________________________________

Common Stock,     3,000,000     $3.7500        $11,250,000       $2,970.00
$0.01 par value   shares

_____________________________________________________________________________

(1) Representing shares of the Registrant's Common Stock, $0.01 par value (the "Common Stock") to be issued and sold by the Registrant in connection with the exercise of options granted under the Registrant's 1997 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on April 19, 2000.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) under the Securities Act of 1933, as amended.

Incorporation by reference of contents of Registration Statement on Form S-8 (Reg. No. 333-66377).

     The contents of the Registration Statement on Form S-8 filed by the Registrant on October 30, 1998 (Reg. No. 333-66377) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8. Exhibits.

     See Exhibit Index.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mobile, Alabama on the 20th day of April, 2000.

                                  Minolta - QMS, Inc.


                                   By: /s/ Edward E. Lucente
                                           Edward E. Lucente
                                           President


                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward E. Lucente as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature                     Title                         Date


/s/ Edward E. Lucente                                   April 20, 2000
Edward E. Lucente             President and Director
                          (Principal Executive Officer)

/s/ Albert A. Butler                                    April 20, 2000
Albert A. Butler              Chief Financial Officer
                                  and Director


William R. Bowles            Director


F. Rigdon Currie             Director


/s/ Michael C. Dow                                      April 24, 2000
Michael C. Dow               Director


/s/ Hiroshi Fujii	                                					  April 25, 2000
Hiroshi Fujii                 Director


/s/ Allen A. Hans                            			        April 25, 2000
Allen A. Hans		              Director


Ryusho Kutani                Director


/s/ Robert J. Materna                            					  April 25, 2000
Robert J. Materna		          Director


Yoshisuki Takekida	          Director


/s/ Shoei Yamana	                               					  April 20, 2000
Shoei Yamana		          Vice President and
				                         Director





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                                EXHIBIT INDEX

Exhibit                                                          Page
Number         Description                                       Number


5              Opinion of Hand Arendall, L.L.C. with
               respect to the securities being registered.

23(a)          Consent of Hand Arendall, L.L.C. (included in
               Exhibit 5)

23(b)          Consent of Deloitte & Touche LLP.

                                                                       EXHIBIT 5

                          HAND ARENDALL  LETTERHEAD

                               April 25, 2000

Minolta - QMS, Inc.
One Magnum Pass
Mobile, Alabama 36618

     Re:  Registration Statement on Form S-8
          1997 Stock Incentive Plan

Ladies and Gentlemen:

     We have served as counsel for Minolta - QMS, Inc., a Delaware corporation formerly known as QMS, Inc. (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 3,000,000 shares (the "Shares") of common stock, $0.01 par value of the Company, to be offered and sold by the Company pursuant to the Company's 1997 Stock Incentive Plan (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     This opinion is limited to the Delaware General Corporation Law.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                  		    HAND ARENDALL, L.L.C.

          	                      			    By: /s/ R. Preston Bolt, Jr
                                       			   A Member

                                                                   Exhibit 23(b)

      We consent to the incorporation by reference in this Registration Statement of Minolta - QMS, Inc. (formerly QMS, Inc,) and subsidiaries on Form S-8 of our reports dated March 2, 2000 (March 20, 2000 as to the fifth paragraphs of Note 8 and Note 20) appearing in the Annual Report on Form 10-K of QMS, Inc. and subsidiaries for the fiscal year ended December 31, 1999.

/s/ Deloitte & Touche LLP
    DELOITTE & TOUCHE LLP

Birmingham, Alabama
April 25, 2000








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